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Exhibit 23.1



                         Consent of Independent Auditors




Board of Directors
I-Incubator.com, Inc.

We consent to the inclusion in this registration statement on Form SB-2 of our report dated October 16, 2002, of our audits of the financial statements of Inclusion, Inc. as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. We also consent to the reference to our firm under the caption "Experts."


                              /s/ Salibello & Broder, LLP
                              Salibello & Broder



New York, New York
November 12, 2002






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